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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 22, 2001 included in the Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 2000, and to all references to Arthur Andersen LLP included in this registration statement.


                                         /s/ ARTHUR ANDERSEN LLP




New York, New York
April 26, 2001




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